    As filed with the Securities and Exchange Commission on February 26, 2002

                                                 Registration No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                       Environmental Elements Corporation
             (Exact name of registrant as specified in its charter)

                                    Delaware
                         (State or other jurisdiction of
                         incorporation or organization)

                                   52-1303748
               ----------------------------------------------------
                      (I.R.S. Employer Identification No.)

                               3700 Koppers Street
                            Baltimore, Maryland 21227
                                 (410) 368-7000
                                 --------------
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                            ------------------------
            Environmental Elements Corporation 1998 Stock Option Plan
                            (Full title of the Plan)

                            ------------------------
                                 John C. Nichols
                        Corporate Secretary and Director
                       Environmental Elements Corporation
                               3700 Koppers Street
                            Baltimore, Maryland 21227
                                 (410) 368-7000

 (Name, address and telephone number, including area code, of agent for service)

                                    Copy to:
                            Walter G. Lohr, Jr., Esq.
                             Hogan & Hartson L.L.P.
                            111 South Calvert Street
                            Baltimore, Maryland 21202
                                 (410) 659-2700

                            ------------------------

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
                                                 Amount       Proposed maximum     Proposed maximum      Amount of
            Title of securities                  to be         offering price     aggregate offering   registration
              to be registered                 registered        per share               price            fee (1)
---------------------------------------------------------------------------------------------------------------------
Environmental Elements Corporation 1998         650,000            $4.25             $2,762,500.00         $255
Stock Option Plan
Common Stock, par value $.01  per share
---------------------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee, based on the average of the high and low prices per share of Environmental Elements Corporation common stock, par value $.01 per share, on February 19, 2002, as reported on the American Stock Exchange.

================================================================================

                                EXPLANATORY NOTE

     This Registration Statement on Form S-8 of Environmental Elements Corporation (the "Company") is being filed to register 650,000 shares of the Company's Common Stock issuable pursuant to its 1998 Stock Option Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933 (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission"). These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          Environmental Elements Corporation (the "Company") hereby incorporates by reference into this registration statement the following documents filed by it with the Commission:

          (a) The Registrant's Form 10-K for the fiscal year ended March 31, 2001 and filed June 25, 2001;

          (b) All reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since March 31, 2001; and

          (c) The description of the Company's Common Stock, $.01 par value per share ("Common Stock"), contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on October 27, 1999, including all amendments and reports filed under Section 13(a) or 15(d) of the Exchange Act for the purpose of updating the description of Common Stock.

         In addition, all documents and reports filed by the Company subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act of 1934, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents or reports.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequent filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

         To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement which is not, pursuant to the Commission's rules, deemed to be "filed" with the Commission or subject to the liabilities of Section 18 of the Exchange Act of 1934.

Item 4.  Description of Securities.

         A description of the Company's common stock, $.01 par value per share, is incorporated by reference under Item 3.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors and other corporate agents under certain circumstances and subject to certain limitations. The Registrant's Certificate of Incorporation and By-laws provide that the Company indemnify the directors and officers of the Company to the fullest extent permitted by Delaware General Corporation Law. These indemnification provisions may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         Exhibit
         Number       Description
         -------      -----------

         4.1 (1) Articles IV, V, VI, VIII, IX, X and XI of the Registrant's Restated Certificate of Incorporation, as amended

         4.2 (2)      Articles I, II, V and VII of the Registrant's Bylaws

         5.1 Opinion of Hogan & Hartson L.L.P. regarding the legality of the shares being registered (filed herewith)

         23.1         Consent of Hogan & Hartson L.L.P. (included in Exhibit
                      5.1)

         23.2         Consent of Arthur Andersen L.L.P. (filed herewith)

          24.1 Power of Attorney (included on signature page)

          99.1 Environmental Elements Corporation 1998 Stock Option Plan (filed herewith)

________

(1) Incorporated by reference from the Company's Registration Statement on Form S-1 (33-35802) dated May 20, 1990, and from the Company's Certificate of Amendment of the Registrant on Form 10-K dated June 24, 1991.
(2) Incorporated by reference from the Company's Registration Statement on Form S-1 (33-35802) dated May 20, 1990.

Item 9.   Undertakings.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii)
               do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement.

                     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   (3) To remove from registration by means of a
                           post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) The undertaking concerning indemnification is set forth under the response to Item 6.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on this 14/th/ day of December, 2001.

                                     ENVIRONMENTAL ELEMENTS CORPORATION



                                     By: /s/ John L. Sams
                                         -------------------------------------
                                         John L. Sams
                                         President and Chief Executive Officer

                                POWER OF ATTORNEY

         Know all men by these presents, that each individual whose signature appears below constitutes and appoints Lawrence Rychlak as his true and lawful attorney-in-fact and agent, with power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a registration statement (the "Registration Statement") relating to a registration of shares of common stock on Form S-8 and to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                Signature                                             Title                                Date
                ---------                                             -----                                ----
/s/ John L. Sams                                            President, Chief Executive Officer        December 14, 2001
-----------------------------------------------             and Director
John L. Sams                                                (Principal Executive Officer)

/s/ Lawrence Rychlak                                                                                  December 14, 2001
-----------------------------------------------             Senior Vice President and Chief
Lawrence Rychlak                                            Financial Officer
                                                            (Principal Financial Officer)

/s/ Dennis M. O'Leary                                       (Controller or Principal Accounting       December 14, 2001
-----------------------------------------------             Officer)
Dennis M. O'Leary

/s/ Samuel T. Woodside                                      Chairman of the Board of Directors        December 14, 2001
-----------------------------------------------
Samuel T. Woodside

/s/ Joseph J. Duffy                                         Director                            December 14, 2001
-----------------------------------------------
Joseph J. Duffy

/s/ Richard E. Hug                                          Director                            December 14, 2001
-----------------------------------------------
Richard E. Hug

/s/ F. Bradford Smith                                       Director                            December 14, 2001
-----------------------------------------------
F. Bradford Smith

/s/ John C. Nichols                                         Director and Secretary              December 14, 2001
-----------------------------------------------
John C. Nichols

/s/ Barry Koh                                               Director                            December 14, 2001
-----------------------------------------------
Barry Koh

                                  EXHIBIT INDEX

             Exhibit
             -------
             Number              Description
             ------              -----------

               4.1 (1) Articles IV, V, VI, VIII, IX, X and XI of the Registrant's Restated Certificate of Incorporation, as amended

               4.2 (2)           Articles I, II, V and VII of the Registrant's
                                 Bylaws

               5.1 Opinion of Hogan & Hartson L.L.P. regarding the legality of the shares being registered (filed herewith)

              23.1               Consent of Hogan & Hartson L.L.P. (included in
                                 Exhibit 5.1)

              23.2 Consent of Arthur Andersen L.L.P. (filed herewith)

              24.1               Power of Attorney (included on signature page)

              99.1 Environmental Elements Corporation 1998 Stock Option Plan (filed herewith)

_______________

(1) Incorporated by reference from the Company's Registration Statement on Form S-1 (33-35802) dated May 20, 1990, and from the Company's Certificate of Amendment of the Registrant on Form 10-K dated June 24, 1991.
(2) Incorporated by reference from the Company's Registration Statement on Form S-1 (33-35802) dated May 20, 1990.